UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

PALVELLA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Strafford Ave, Suite 360
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 253-1461

Pieris Pharmaceuticals, Inc.
225 Franklin Street, 26th Floor
Boston, Massachusetts 02110
(857) 246-8998
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	PIRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The Merger

On December 11, 2024, Palvella Therapeutics, Inc., a Nevada corporation (formerly known as “Pieris Pharmaceuticals, Inc.” (the “Company”)), held a special meeting of its stockholders (the “Special Meeting”) at which the Company’s stockholders considered and adopted the proposals outlined in the definitive proxy statement/prospectus statement, dated November 8, 2024 (the “Proxy Statement”), and filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 7, 2024.

On December 13, 2024 (the “Closing Date”), the Company consummated the previously announced merger transaction contemplated by that certain Agreement and Plan of Merger, dated as of July 23, 2024 (the “Merger Agreement”), by and among the Company, Polo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Palvella Therapeutics, Inc., a Delaware corporation (“Former Palvella”). Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Former Palvella, with Former Palvella as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of the Company (the “Merger”) and (ii) the Company’s name was changed from Pieris Pharmaceuticals, Inc. to Palvella Therapeutics, Inc.

Item 1.01.          Entry into a Material Definitive Agreement.

PIPE Financing (Private Placement)

Concurrently with the execution of the Merger Agreement, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, including BVF Partners, L.P., an existing stockholder of the Company (the “PIPE Investors”), pursuant to which, among other things, on the Closing Date and immediately following the consummation of the Merger, the PIPE Investors purchased (either for cash or in exchange for the termination and cancellation of outstanding convertible promissory notes issued by Former Palvella), and the Company issued and sold to the PIPE Investors, an aggregate of 3,168,048 shares of the Company’s common stock at a price per share equal to $13.9965 (the “Purchase Price”), and/or in lieu of the Company’s common stock to certain purchasers who so choose due to beneficial ownership concerns, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,466,456 shares of the Company’s common stock at a purchase price per Pre-Funded Warrant equal to the Purchase Price minus $0.001 (the “PIPE Financing”). The gross proceeds from the PIPE Financing were approximately $78.9 million, consisting of approximately $60.0 million in cash and the conversion of approximately $18.9 million of principal and interest payable under the outstanding convertible notes issued by Former Palvella, before paying estimated expenses. The Purchase Agreement contained customary representations and warranties of the Company, on the one hand, and the PIPE Investor, on the other hand, and customary conditions to closing. The closing of the PIPE Financing occurred on December 13, 2024, immediately following the consummation of the Merger.

The Pre-Funded Warrants do not expire, and each Pre-Funded Warrant will be exercisable at any time after the date of issuance of such Pre-Funded Warrant, subject to a beneficial ownership limitation. A holder of a Pre-Funded Warrant may not exercise such Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, as applicable, of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.

Registration Rights Agreement

On the Closing Date and in connection with the Merger, the Company and the PIPE Investors entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the PIPE Investors are entitled to certain resale registration rights with respect to shares of the Company’s common stock issued to the PIPE Investors and any shares of the Company’s common stock issuable upon exercise of the Pre-Funded Warrants. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 30 days following the closing of the PIPE Financing. The Company is obligated to use commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 90 days following the closing of the PIPE Financing (or within 120 days following the closing of the PIPE Financing if the SEC reviews the registration statement).

The Company will, among other things, indemnify the PIPE Investors, their directors, officers, employees, advisors and agents and each person who controls the PIPE Investors (a) under the registration statement, including from certain liabilities and fees and expenses (excluding underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any selling holder) and (b) under the Purchase Agreement, including with respect to breaches of the Company’s representations, warranties, and covenants under the Purchase Agreement.

Contingent Value Rights Agreement

On December 12, 2024, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”), pursuant to which the Company’s pre-Merger capital stockholders received one contingent value right (each, a “CVR”) for each outstanding share of the Company’s common stock held by such stockholder, or share of common stock underlying preferred stock held by such stockholder, on such date. Each CVR represents the contractual right to receive payments upon the receipt of payments by the Company or any of its affiliates under certain strategic partner agreements, including existing collaboration agreements pursuant to which the Company may be entitled to milestones and royalties in the future and other outlicensing agreements for certain of the Company’s legacy assets, and upon the receipt of certain research and development tax credits in favor of the Company or any of its affiliates, in each case as set forth in, and subject to and in accordance with the terms and conditions of, the CVR Agreement.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that holders of CVRs will receive any amounts with respect thereto. The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The preceding summaries of the Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrants and the CVR Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Registration Rights Agreement, the form of Pre-Funded Warrant and the CVR Agreement which are filed as Exhibits 10.25, 10.26, 4.2 and 10.27, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.01.         Completion of Acquisition or Disposition of Assets.

On December 13, 2024, the Company completed the Merger in accordance with the terms of the Merger Agreement, pursuant to which, among other matters, subject to the terms and conditions thereof, Merger Sub merged with and into Former Palvella, with Former Palvella surviving as the surviving corporation and a wholly owned subsidiary of the Company. On December 12, 2024, the Company implemented an increase in the number of authorized shares of the Company’s common stock from 3,750,000 to 200,000,000 (the “Share Increase”) by filing a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Nevada Secretary of State (the “Share Increase Amendment”), effective at 11:00 a.m. Eastern Time. On December 13, 2024, the Company completed the Merger, and effective at 11:00 a.m. Eastern Time, the Company changed its name to “Palvella Therapeutics, Inc.” (the “Name Change”) pursuant to a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Nevada Secretary of State (the “Name Change Amendment”). Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Former Palvella, which is a is a clinical-stage biopharmaceutical company whose vision is to become the leading rare disease biopharmaceutical company focused on developing and, if approved, commercializing novel therapies to treat patients suffering from serious, rare genetic skin diseases, for which there are no U.S. Food and Drug Administration approved therapies.

At the effective time of the Merger (the “Effective Time”), the Company issued an aggregate of approximately 6,787,415 shares of its common stock to Former Palvella stockholders, based on an exchange ratio (the “Exchange Ratio”) of approximately 0.309469242 shares of Company’s common stock for each share of Former Palvella capital stock (but excluding shares to be canceled pursuant to the Merger Agreement and excluding dissenting shares), resulting in approximately 8,316,929 million shares of the Company’s common stock being issued and outstanding immediately following the Effective Time. Immediately following the Merger, the Company’s securityholders as of immediately prior to the Merger owned approximately 18.39% of the outstanding shares of the Company and Former Palvella securityholders owned approximately 81.61% of the outstanding shares of the Company, in each case on a fully diluted basis, calculated using the treasury stock method.

In connection with the Merger, each stock option to purchase common stock of Former Palvella that was outstanding immediately prior to the Effective Time was assumed by the Company and became an option to acquire, on the same terms and conditions as were applicable to such Former Palvella stock option immediately prior to the Effective Time, a number of shares of Company’s common stock equal to the number of shares of Former Palvella common stock subject to the unexercised portion of the Former Palvella’s stock option immediately prior to the Effective Time, multiplied by the Exchange Ratio (rounded down to the nearest whole share number), with an exercise price per share for the options equal to the exercise price per share of such Former Palvella option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent). Such assumed options will be governed by the terms and conditions of the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”).

At the Special Meeting, the Company’s stockholders approved the 2024 Plan. The 2024 Plan is intended to be an integral part of the Company’s approach to long-term incentive compensation, focused on stockholder return, and the Company’s continuing efforts to align stockholder and management interests. The Company believes that growth in stockholder value depends on, among other things, the Company’s continued ability to attract and retain non-employee directors, employees, consultants and service providers, in a competitive workplace market, with the experience and capacity to perform at the highest levels. The 2024 Plan (i) reserves 3,340,639 shares of the Company’s common stock, plus up to 115,294 additional shares underlying awards outstanding under the Company’s prior equity plans that expire, terminate, are canceled or forfeited without issuance to the holder thereof of the full number of shares to which the award related, (ii) provides up to 10,367,799 shares of Company’s common stock may be granted as “incentive stock options” and (iii) provides for a termination date of September 12, 2034. A description of the 2024 Plan is included in the Proxy Statement in the section titled “Proposal No. 3—Approval of the 2024 Equity Incentive Plan” beginning on page 2.11 which is incorporated herein by reference. The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Plan, the related form of stock option grant notice and stock option agreement under the 2024 Plan and the related form of notice of grant of restricted stock units award under the 2024 Plan, which are included hereto as Exhibits 10.29 and 10.30, respectively, and are incorporated herein by reference.

The issuance of the shares of the Company’s common stock to the stockholders of Former Palvella was registered with the SEC on the Company’s Registration Statement on Form S-4, as amended, initially filed with the SEC on August 9, 2024 (File No. 333- 281459) and declared effective by the SEC on November 8, 2024.

The shares of the Company’s common stock listed on the Nasdaq Capital Market, previously trading through the close of business on December 13, 2024 under the ticker symbol “PIRS,” will commence trading on the Nasdaq Capital Market under the ticker symbol “PVLA,” on December 16, 2024. The Company’s common stock is represented by a new CUSIP number, 697947109.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Merger, and as discussed below in Item 5.06 of this Current Report on Form 8-K, the Company ceased to be a shell company upon completion of the Merger. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10 with the SEC. Please note that the information provided below relates to the combined company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning the Company. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management of the Company. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements include, but are not limited to,

●	expectations regarding the Merger and PIPE Financing;
●	the potential benefits and results of such transactions, including any potential benefits of the CVRs;
●	the sufficiency of the Company’s capital resources;
●	the Company’s cash runway;

●
statements regarding the potential of, and expectations regarding, the Company’s programs, including QTORIN™ rapamycin, and its research-stage opportunities, including its expected therapeutic potential and market opportunity; and

●	the expected timing of initiating, as well as the design of, the Company’s Phase 2 clinical trial of QTORIN™ rapamycin in cutaneous vascular malformations.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

●	the limited operating history of the Company;
●	the significant net losses incurred since inception;
●	the ability to raise additional capital to finance operations;
●
the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, the Company’s product candidates, including QTORIN™ rapamycin;

●	the outcome of early clinical trials for the Company’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements;
●	the fact that data and results from clinical studies may not necessarily be indicative of future results;
●
the Company’s limited experience in designing clinical trials and lack of experience in conducting clinical trials; the ability to identify and pivot to other programs, product candidates, or indications that may be more profitable or successful than the Company’s current product candidates;

●	the substantial competition the Company faces in discovering, developing, or commercializing products.
●	the negative impacts of the global events on operations, including ongoing and planned clinical trials and ongoing and planned preclinical studies;
●	the ability to attract, hire, and retain skilled executive officers and employees; the ability of the Company to protect its respective intellectual property and proprietary technologies; and
●	reliance on third parties, contract manufacturers, and contract research organizations.

The forward-looking statements contained in this Current Report on Form 8-K are based on the Company’s current expectations and beliefs concerning future developments. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Proxy Statement under the heading “Risk Factors” beginning on page 25, and other filings that have been made or will be made with the SEC by the Company. The Company will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business Description

The Company’s business is described in the Proxy Statement in the section titled “Palvella’s Business” beginning on page 226, which is incorporated herein by reference.

Intellectual Property

The Company’s intellectual property is described in the Proxy Statement in the section titled “Palvella’s Business – Intellectual Property” beginning on page 245, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations, the ownership of the Company’s securities and the Merger are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 25, which is incorporated herein by reference.

Financial Information

The audited financial statements of the Company, prior to the Merger, as of and for the years ended December 31, 2023 and 2022 are included in the Proxy Statement beginning on page F-21 and are incorporated herein by reference. The unaudited condensed financial statements as of and for the three and nine months ended September 30, 2024 and 2023 for the Company are included in the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2024, and are incorporated herein by reference.

The audited financial statements of Former Palvella as of and for the years ended December 31, 2023 and 2022 are included in the Proxy Statement beginning on page F-70 and are incorporated herein by reference. The unaudited condensed financial statements of Former Palvella as of September 30, 2024 and 2023 and for the three and nine months ended September 30, 2024 and 2023 are included in Exhibit 99.3 to this Current Report on Form 8-K, and are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company, as of and for the nine months ended September 30, 2024 and as of and for the year ended December 31, 2023 are set forth in Exhibit 99.4 to this Current Report on Form 8-K are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement in the sections titled “Palvella Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 271 and “Pieris Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations” beginning on page 260, each of which are incorporated herein by reference, as well as “Palvella Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the three and nine months ended September 30, 2024 and 2024, which is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K, and incorporated herein by reference and Pieris Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations as of and for the three and nine months ended September 30, 2024 and 2023 for the Company are included in the Quarterly Report on Form 10-Q filed with the SEC on November 13, 2024, and are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

The Company is a smaller reporting company as defined by Item 10 of Regulation S-K and is not required to provide the information otherwise required under this item.

Properties

The Company’s properties are described in the Proxy Statement in the section titled “Palvella’s Business — Facilities” beginning on page 259, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company on the Closing Date immediately after consummation of the Merger and the PIPE Financing for:

●	each person known by us to be the beneficial owner of more than 5% of the Company’s outstanding common stock immediately following the consummation of the Merger and the PIPE Financing;

●	each of the Company’s executive officer and directors; and

●	all of the Company’s executive officers and directors as a group after the consummation of the Merger and the PIPE Financing.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to the Company’s securities. Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

The percentage of beneficial ownership is calculated based on 11,221,307 shares of common stock outstanding upon consummation of the Merger and the closing of the PIPE Financing. The number of shares beneficially owned includes shares of common stock that each person has the right to acquire within 60 days of the Closing Date, including upon the exercise of stock options. These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the Company owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the combined organization’s common stock expected to be owned by any other person.

The table below assumes that, based on the Company’s and Former Palvella’s capitalization as of the Closing Date, the Exchange Ratio is equal to approximately 0.309469242 shares of the Company’s common stock for each share of Former Palvella capital stock.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Palvella Therapeutics, Inc., 125 Strafford Avenue, Suite 360, Wayne, Pennsylvania 19087.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% stockholders:
Samsara BioCapital(1)	679,486	6.06%
Averill Master Fund, Ltd (2)	714,463	6.37%
Biotechnology Value Fund, L.P. and affiliates (3)	1,168,131	9.99%
Directors and Named Executive Officers:
Wesley H. Kaupinen(4)	1,644,867	14.61%
Kathleen Goin(5)	105,131	*
Jeffrey Martini, Ph.D. (6)	53,241	*
Matthew Korenberg	-	*
George M. Jenkins(7)	197,971	1.76%
Todd C. Davis(8)	120,499	1.07%
Tadd S. Wessel(9)	686	*
Christopher Kiritsy(10)	4,248	*
Elaine J. Heron, Ph.D.(11)	56,617	*
All current executive officers and directors as a group (9 individuals)	2,183,259	19.08%

* Less than 1%.

(1)
Consists of 679,486 shares common stock held of record by Samsara BioCapital, L.P., or Samsara LP. Samsara BioCapital GP, LLC, or Samsara GP, is the sole general partner of Samsara LP and may be deemed to beneficially own the shares held of record by Samsara LP. Srinivas Kamaraj is a managing member of Samsara GP and may be deemed to beneficially own the shares held of record by Samsara LP. The mailing address of Samsara LP is 628 Middlefield Road, Palo Alto, California 94301.

(2)	Consists of 714,463 shares common stock held of record by Averill Master Fund, Ltd., or Averill. Aaron Cowen is the manager of Averill and may be deemed to beneficially own the shares of record held by Averill. The mailing address of Averill is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Biotechnology Value Fund, L.P., or BVF, and its related entities beneficially own 1,168,131 shares of common stock consisting of (i) 371,915 shares of common stock held of record by BVF, (ii) 282,222 shares of common stock held of record by Biotechnology Value Fund II, L.P., or BVF II, (iii) 38,960 shares of common held of record by Biotechnology Value Trading Fund OS, L.P., or Trading Fund OS (iv) 888 shares of common held of record by Investment 10 LLC, or Investment 10, (v) 2,566 shares of common held of record by MSI BVF SPV, LLV, or MSI, (vi) 247,076 pre-funded warrants which are exercisable for shares of common stock to be held of record by BVF, (vii) 196,158 pre-funded warrants which are exercisable for shares of common stock to be held of record by BVF II, (viii) 19,700 pre-funded warrants which are exercisable for shares of common stock to be held of record by Trading Fund OS, and (ix) 8,646 pre-funded warrants which are exercisable for shares of common stock to be held of record by MSI, and excluding (i) 314,418 pre-funded warrants which are exercisable for shares of common stock to be held of record by BVF, (ii) 249,624 pre-funded warrants which are exercisable for shares of common stock to be held of record by BVF II, (iii) 25,070 pre-funded warrants which are exercisable for shares of common stock to be held of record by Trading Fund OS, (iv) 11,003 pre-funded warrants which are exercisable for shares of common stock to be held of record by MSI (v) warrants exercisable for 3,522,000 shares of common stock, (vi) 85 shares of Series A Convertible Preferred Stock held of record by BVF and its related entities, which is convertible into 1,133 shares of common stock, (vii) 4,026 shares of Series B Convertible Preferred Stock held of record by BVF and its related entities, which is convertible into 53,706 shares of common stock, (viii) 3,506 shares of Series C Convertible Preferred Stock held of record by BVF and its related entities, which is convertible into 46,770 shares of common stock, (ix) 3,000 shares of Series D Convertible Preferred Stock held of record by BVF and its related entities, which is convertible into 40,020 shares of common stock, and (x) 5,000 shares of Series E Convertible Preferred Stock held of record by BVF and its related entities, which is convertible into 66,700 shares of common stock. The pre-funded warrants and warrants may not be exercised if, after such exercise, BVF and its affiliates would beneficially own more than 9.99% of the number of shares of common stock then issued and outstanding. As a result of the limitation in the previous sentence, for purposes of the table above, a portion of the shares of common stock issuable upon the exercise of the pre-funded warrants are included and no shares of common stock are included from the warrants. BVF I GP LLC, or BVF GP, as the general partner of BVF, may be deemed to beneficially own the 618,991 shares held of record by BVF. BVF II GP LLC, or BVF II GP, as the general partner of BVF II, may be deemed to beneficially own the 478,380 shares held of record by BVF II. BVF Partners OS Ltd., Partner OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the 58,660 shares held of record by Trading Fund OS. BVF GP Holdings LLC, or BVF GPH, as the sole member of each of BVF GP and BVF II GP, may be deemed to beneficially own the 1,097,371 shares held of record in the aggregate by BVF and BVF II. BVF Partners L.P., or Partners, as the investment manager of BVF and its related entities, and the sole member of Partners OS, may be deemed to beneficially own the 1,168,131 shares held of record in the aggregate by the BVF and its related entities. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 1,168,131 shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 1,168,131 shares beneficially owned by BVF Inc. The mailing address of each of the BVF is 44 Montgomery Street, 40th Floor, San Francisco, California 94104.

(4)
Consists of (i) 781,409 shares of common stock held of record by Wesley H. Kaupinen 2019 Irrevocable Trust dated February 28, 2019 for the benefit of Wesley H. Kaupinen, (ii) 781,409 shares of common stock held of record by Christine L. Kaupinen 2019 Irrevocable Trust dated February 28, 2019 for the benefit of Wesley H. Kaupinen’s spouse, (iii) 44,408  held of record by Wesley H. Kaupinen, and (iv) 37,641 shares of common stock subject to options and restricted stock units that are exercisable within 60 days of the Closing Date.

(5)	Consists of 105,131 shares of common stock subject to options that are exercisable within 60 days of the Closing Date.

(6)	Consists of 53,241 shares of common stock subject to options that are exercisable within 60 days of the Closing Date.

(7)	Consists of (i) 187,695 shares of common stock held of record by George M. Jenkins, and (ii) 10,276 shares of common stock subject to options that are exercisable within 60 days of the Closing Date.

(8)
Consists of (i) 112,544 shares of common stock held of record by Todd C. Davis, and (ii) 7,955 shares of common stock held by Todd C. Davis subject to options exercisable within 60 days of the Closing Date.

(9)	Consists of 686 shares of common stock subject to options exercisable within 60 days of the Closing Date.

(10)	Consists of (i) 250 shares of common stock held of record by Christopher Kiritsy, and (ii) 3,998 shares of common stock subject to options exercisable within 60 days of the Closing Date.

(11)
Consists of (i) 5,879 shares of common stock held of record by Elaine Jones Heron Trust for the benefit of Elaine J. Heron, Ph.D., (ii) 45,410 held of record by Elaine J. Heron, Ph.D. and (iii) 5,328 shares of common stock subject to options exercisable within 60 days of the Closing Date.

Directors and Executive Officers

In connection with the Merger and pursuant to the Merger Agreement, at the Effective Time, the following individuals were appointed to serve as executive officers and directors of the Company:

Name	Age	Position
Executive Officers
Wesley H. Kaupinen	47	Chief Executive Officer, Founder, President and Director
Matthew Korenberg	49	Chief Financial Officer
Kathleen Goin	54	Chief Operating Officer
Jeffrey Martini, Ph.D.	47	Chief Scientific Officer
Non-employee Directors
George M. Jenkins (1)	72	Chairman of the Board
Todd C. Davis (2)(3)	63	Director
Christopher Kiritsy (1)(3)	59	Director
Tadd S. Wessel (2)(3)	48	Director
Elaine J. Heron, Ph.D(1)(3)	77	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Executive Compensation

Compensation of Directors and Named Executive Officers

A description of the compensation of the directors and named executive officers of the Company prior to the Merger is set forth in the Proxy Statement in the section titled “Pieris Executive and Director Compensation” beginning on page 187, which is incorporated herein by reference. Except as modified below, a description of the compensation of the directors and named executive officers of Former Palvella prior to the Merger and the compensation of the directors and named executive officers of the Company after the consummation of the Merger (as modified below) is set forth in the Proxy Statement in the section titled “Palvella Executive and Director Compensation” beginning on page 201, which is incorporated herein by reference.

Wesley Kaupinen

Following the Effective Time, (i) the base salary of Mr. Kaupinen was increased to from $438,000 to $575,000 per year (ii) Mr. Kaupinen’s annual bonus target increased from 40% of his base salary to 50% of his base salary.

On December 13, 2024, the board of directors of the Company granted to Mr. Kaupinen stock options under the 2024 Plan with respect to a total of 417,806 shares of the Company’s common stock, which will vest in equal monthly tranches over 48 months, subject to Mr. Kaupinen’s continued service with the Company through the applicable vesting date. The options have an exercise price equal to the closing price of the Company’s common stock on the grant date ($13.60 per share) and will expire on the 10th anniversary of the grant date (or earlier in case of termination of service).

Kathleen Goin

Following the Effective Time, (i) the base salary of Ms. Goin was increased from $408,800 to $481,300 per year and (ii) Ms. Goin’s annual bonus increased from 30% of her base salary to 40% of her base salary.

On December 13, 2024, the board of directors of the Company granted to Ms. Goin stock options under the 2024 Plan with respect to a total of 27,843 shares of the Company’s common stock, which will vest in equal monthly tranches over 48 months, subject to Ms. Goin’s continued service with the Company through the applicable vesting date. The options have an exercise price equal to the closing price of the Company’s common stock on the grant date ($13.60 per share) and will expire on the 10th anniversary of the grant date (or earlier in case of termination of service).

Jeffrey Martini, Ph.D.

Following the Effective Time, in connection with the Merger, (i) the base salary of Dr. Martini remained at $391,700 per year and (ii) Dr. Martini’s annual bonus target remained at 40% of his base salary.

On December 13, 2024, the board of directors of the Company granted to Dr. Martini stock options under the 2024 Plan with respect to a total of 126,416 shares of the Company’s Common Stock, which will vest in equal monthly tranches over 48 months, subject to Dr. Martini’s continued service with the Company through the applicable vesting date. The options have an exercise price equal to the closing price of the Company’s Common Stock on the grant date ($13.60 per share), and will expire on the 10th anniversary of the grant date (or earlier in case of termination of service).

Executive Officers

Wesley H. Kaupinen. The biographical information of Wesley H. Kaupinen, the Company’s President, Chief Executive Officer and Director is described in the Proxy Statement in the section titled “Management Following the Merger -Executive Officers and Directors of the Combined Company following the Merger” beginning on page 289, which is incorporated herein by reference.

Matthew Korenberg. The biographical information of Matthew Korenberg, the Company’s Chief Financial Officer is described in the Proxy Statement in the section titled “Management Following the Merger -Executive Officers and Directors of the Combined Company following the Merger” beginning on page 289, which is incorporated herein by reference.

Kathleen Goin. The biographical information of Kathleen Goin, the Company’s Chief Operating Officer is described in the Proxy Statement in the section titled “Management Following the Merger -Executive Officers and Directors of the Combined Company following the Merger” beginning on page 289, which is incorporated herein by reference.

Jeffrey Martini, Ph.D. The biographical information of Jeffrey Martini, Ph.D., the Company’s Chief Scientific Officer is described in the Proxy Statement in the section titled “Management Following the Merger -Executive Officers and Directors of the Combined Company following the Merger” beginning on page 289, which is incorporated herein by reference.

Non-Employee Directors

George M. Jenkins. The biographical information of George M. Jenkins, a member of the Company’s board of directors (the “Board”) is described in the Proxy Statement in the section titled “Management Following the Merger -Executive Officers and Directors of the Combined Company following the Merger” beginning on page 289, which is incorporated herein by reference.

Todd C. Davis. The biographical information of Todd C. Davis, a member of the Board is described in the Proxy Statement in the section titled “Management Following the Merger -Executive Officers and Directors of the Combined Company following the Merger” beginning on page 289, which is incorporated herein by reference.

Christopher Kiritsy. The biographical information of Christopher Kiritsy, a member of the Board is described in the Proxy Statement in the section titled “Management Following the Merger -Executive Officers and Directors of the Combined Company following the Merger” beginning on page 289, which is incorporated herein by reference.

Tadd S. Wessel. The biographical information of Tadd S. Wessel, a member of the Board is described in the Proxy Statement in the section titled “Management Following the Merger - Executive Officers and Directors of the Combined Company following the Merger” beginning on page 289, which is incorporated herein by reference.

Elaine J. Heron, Ph.D., has served as a member of the Board since December 2024. From February 2009 to October 2015, Dr. Heron served as Chair and CEO of Amplyx Pharmaceuticals, Inc., a private drug development company acquired by Pfizer, Inc. in April 2021. Dr. Heron currently serves on the boards of Vaxart, Inc., a public clinical-stage biotechnology company, BioMarin Pharmaceutical Inc., a public global biotechnology company, Visgenx, Inc., a private early-stage therapeutics company, Watershed Medical, Inc., a private early-stage therapeutics company, and BlueWhale Bio, Inc., a private preclinical biotechnology company. Dr. Heron is also an advisor to Kyto Technology and Life Science, Inc. and Cairn Biosciences, Inc. From July 2001 to October 2008, Dr. Heron was Chair and CEO of Labcyte Inc., a private biotechnology company. Before joining Labcyte Inc., Dr. Heron spent six years in positions of increasing responsibility at the Applied Biosystems Group of Applera Corporation, a biotechnology company, including the position of General Manager and Vice President of Sales and Marketing. Dr. Heron earned a B.S. in chemistry with highest distinction and a Ph.D. in analytical biochemistry from Purdue University and an M.B.A. from Pepperdine University. The Company believes that Dr. Heron is well qualified to serve on the Board because extensive experience in life science sales and marketing, finance and accounting, corporate governance matters and research and development.

No family relationships exist between Dr. Heron and any of the Company’s directors or other executive officers. There are no arrangements or understandings between Dr. Heron and any other person pursuant to which Dr. Heron was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Dr. Heron had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Classified Board of Directors

Wesley H. Kaupinen and Christopher Kiritsy will serve as Class I directors, and their terms will expire at the 2027 annual meeting of stockholders. Tadd S. Wessel and Elaine J. Heron will serve as Class II directors, and their terms will expire at the 2025 annual meeting of stockholders. George M. Jenkins and Todd C. Davis will serve as Class III directors, and their terms will expire at the 2026 annual meeting of stockholders.

Additional information with respect to the classification of the Company’s directors is described in the Proxy Statement in the section titled “Management Following the Merger - Executive Officers and Directors of the Combined Company following the Merger – Board of Directors of the Combined Company Following the Merger” beginning on page 291, which is incorporated herein by reference.

Independence of the Board of Directors

The Board has determined that George M. Jenkins, Todd C. Davis, Christopher Kiritsy, Tadd S. Wessel and Elaine J. Heron representing five of Company’s six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the Listing Rules of Nasdaq. In making these determinations, the Board considers the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deems relevant in determining their independence, including the beneficial ownership of the Company’s securities by each non-employee director and the related party transactions between each director and the Company.

Committees of the Board of Directors

Audit Committee. The members of the Company’s audit committee are George M. Jenkins, Elaine J. Heron and Christopher Kiritsy, each of whom qualifies as an independent director for audit committee purposes, as defined under the rules of the SEC and the applicable Nasdaq listing rules and has sufficient knowledge in financial and auditing matters to serve on the Company’s audit committee. Mr. Jenkins is the chair the audit committee. Mr. Kiritsy is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act.

Compensation Committee. The members of the Company’s compensation committee are Todd C. Davis and Tadd S. Wessel, each of whom qualifies as an independent director, as defined under applicable Nasdaq listing rules and also meets the additional, heightened independence criteria applicable to members of the compensation committee. Mr. Davis is the chair of the compensation committee.

Nominating and Corporate Governance Committee. The members of the Company’s nominating and corporate governance committee are Elaine J. Heron, Christopher Kiritsy, Todd C. Davis and Tadd S. Wessel, each of whom qualifies as an independent director, as defined under applicable Nasdaq listing rules. Dr. Heron is the chair the nominating and corporate governance committee.

Additional information with respect to the committees of the Board is described in the Proxy Statement in the section titled “Management Following the Merger - Executive Officers and Directors of the Combined Company following the Merger – Board of Directors of the Combined Company Following the Merger – Committees of the Board of Directors” beginning on page 291, which is incorporated herein by reference.

Director Compensation

Following the Effective Time, on December 13, 2024, the Board considered and adopted a new non-employee director compensation policy, pursuant to which each non-employee director will receive cash consideration for Board service of $40,000 per year with an additional $25,000 in cash consideration for the non-executive chair of the Board. Such directors will receive an additional annual cash consideration for service as the chair of the audit committee, compensation committee and nominating and corporate governance committee of the Board in the amount of $15,000, $10,000 and $8,000, respectively, and an annual cash consideration for service as a member of the audit committee, compensation committee and nominating and corporate governance committee of the Board in the amount of $7,500, $5,000 and $4,000, respectively. Each new non-employee director, upon the commencement of their director service, will receive an initial grant of 24,700 options to purchase the Company’s common stock for his or her service on the Board.

Following the Effective Time, and pursuant to the Company’s non-employee director compensation policy, each non-employee director, consisting of George M. Jenkins, Todd C. Davis, Christopher Kiritsy, Tadd S. Wessel and Elaine J. Heron, received options to purchase 24,700 shares of the Company’s common stock with an exercise price of $13.60, which will vest and become exercisable in 36 equal monthly installments through the third anniversary of the grant date. The options will expire on the 10th anniversary of the grant date (or earlier in case of termination of service).

Related Party Transactions

The Company’s related party transactions are described in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 295, which is incorporated herein by reference.

Legal Proceedings

The Company’s legal proceedings are described in the Proxy Statement in the section titled “Palvella’s Business – Legal Proceedings” beginning on page 259, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The market price of and dividends on the registrant’s common equity and related stockholder matters of the Company are described in the Proxy Statement in the section titled “Market Price and Dividend Information” beginning on page 24, which is incorporated herein by reference.

Recent Sales of Unregistered Securities

On the Closing Date and in connection with the Merger, the Company consummated the PIPE Financing. The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the PIPE Financing is incorporated into this Item 2.01 by reference.

The Company issued the securities in the PIPE Financing under Section 4(a)(2) of the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Description of Company’s Securities

The Company’s securities are described in the Proxy Statement in the section titled “Description of Pieris Capital Stock” beginning on page 309, which is incorporated herein by reference.

Indemnification of Directors and Officers

The Company’s arrangements to indemnify its directors and officers is described in the Proxy Statement in the section titled “Comparison of Stockholder Rights under Delaware law and Nevada Law – Indemnification” beginning on page 323, which is incorporated herein by reference. A description of the Company’s indemnification agreements with its directors and officers is included herein in Item 2.01, and such form indemnification agreement has been filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under the heading “Recent Sales of Unregistered Securities” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders

In connection with the consummation of the Merger, the Company changed its name from “Pieris Pharmaceuticals, Inc.” to “Palvella Therapeutics, Inc.” pursuant to an amendment to the Amended and Restated Articles of Incorporation to the Company. Reference is made to the disclosure described in the Proxy Statement in the sections titled “Proposal No. 4 - Ratification of The Pieris Board of Directors’ Approval of an Amendment to the Amended and Restated Articles of Incorporation of Pieris to Change the Name of the Corporation from Pieris Pharmaceuticals, Inc. to Palvella Therapeutics, Inc.” beginning on page 217, which is incorporated herein by reference.

In connection with the consummation of the Merger, the Company increased the number of authorized shares of the Company’s common stock from 3,750,000 to 200,000,000 pursuant to an amendment to the Amended and Restated Articles of Incorporation of the Company. Reference is made to the disclosure described in the Proxy Statement in the sections titled “Proposal No. 2 – Approval of an Amendment to the Amended and Restated Articles of Incorporation of Pieris to Increase the Number of Authorized Shares of Pieris Common Stock” beginning on page 208 which is incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to Pieris Pharmaceuticals, Inc. and has succeeded to the attributes of Pieris Pharmaceuticals, Inc. as the registrant. In addition, the shares of the Company’s common stock, as the successor to Pieris Pharmaceuticals, Inc. are deemed to be registered under Section 12(b) of the Exchange Act. Holders of uncertificated shares of common stock of Pieris Pharmaceuticals, Inc. prior to the Closing have continued as holders of shares of uncertificated shares of the Company’s common stock. After consummation of the Merger the Common Stock were listed on the Nasdaq Capital Market under the symbols “PVLA,” and the CUSIP number relating to the Common Stock was changed to 697947109. Holders of shares of Pieris Pharmaceuticals, Inc. who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to Pieris Pharmaceuticals, Inc.

The foregoing descriptions of the Share Increase Amendment and Name Change Amendment are not complete and is subject to and qualified in its entirety by reference to the Share Increase Amendment and Name Change Amendment, a copy of which is included hereto as Exhibit 3.9 and 3.11, respectively, each of which is incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant

The information set forth above under the heading “Form 10 Information” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers,” “Executive Compensation,” “Director Compensation” and “Related Party Transactions” under the heading “Form 10 Information” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Departure and Election of Directors

In connection with the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, James Geraghty, Michael Richman, Ann Barbier, MD., Ph.D., Peter Kiener, D. Phil., Matthew Sherman, M.D. and Maya R. Said, Sc.D., each resigned from the Board. In addition, the size of the Board was reduced from eight to six directors, and five new individuals were appointed to the Board by Former Palvella, pursuant to the Merger Agreement. At the Effective Time, Wesley H. Kaupinen, George M. Jenkins, Todd C. Davis and Tadd S. Wessel were each appointed to serve as a director of the Company. Christopher Kiritsy continued to serve on the Board. Following the Effective Time, the Board appointed Elaine J. Heron to the Board.

Wesley H. Kaupinen and Christopher Kiritsy will serve as Class I directors, and their terms will expire at the third annual meeting of stockholders to be held after the Closing Date. Tadd S. Wessel and Elaine J. Heron will serve as Class II directors, and their terms will expire at the first annual meeting of stockholders to be held after the Closing Date. George M. Jenkins and Todd C. David will serve as Class III directors, and their terms will expire at the second annual meeting of stockholders to be held after the Closing Date.

Departure and Appointment of Certain Officers

In connection with the Merger, on the Closing Date, Stephen Yoder’s employment as President and Chief Executive Officer of the Company terminated. Pursuant to the terms of the separation agreement entered into with Mr. Yoder (the “Yoder Separation Agreement”), Mr. Yoder will be entitled to receive cash severance in a single lump sum in an amount equal to 12 months of his base salary (equivalent to $876,900), as well as 100% acceleration of vesting of all of his outstanding Company equity awards. Subject to Mr. Yoder’s election of COBRA, Mr. Yoder will be eligible for payment or reimbursement for the employer portion of premiums for Mr. Yoder and his eligible dependents for 12 months. The Yoder Separation Agreement contains a release of claims against the Company, as well as certain ongoing confidentiality and restrictive covenant obligations. The foregoing is a summary description of the terms and conditions of the Yoder Separation Agreement and is qualified in its entirety by reference to the Yoder Separation Agreement, a copy of which is included as Exhibit 10.22 to this Current Report on Form 8-K, and is incorporated herein by reference.

In connection with the Merger, on the Closing Date, Thomas Bures’ employment as Senior Vice President and Chief Financial Officer of the Company terminated.   Pursuant to the terms of the separation agreement entered into with Mr. Bures (the “Bures Separation Agreement”), Mr. Bures will be entitled to receive cash severance in a single lump sum in an amount equal to the sum of 12 months of his base salary plus his full target bonus (equivalent to $560,217), as well as 100% acceleration of vesting of all of his outstanding Company equity awards. Subject to Mr. Bures’ election of COBRA, Mr. Bures will be eligible for payment or reimbursement for the employer portion of premiums for Mr. Bures and his eligible dependents for 12 months. The Bures Separation Agreement contains a release of claims against the Company, as well as certain ongoing confidentiality and restrictive covenant obligations. The foregoing is a summary description of the terms and conditions of the Bures Separation Agreement and is qualified in its entirety by reference to the Bures Separation Agreement, a copy of which is included as Exhibit 10.23 to this Current Report on Form 8-K, and is incorporated herein by reference.

On December 13, 2024, the Company and Mr. Bures entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Bures will provide consulting services related to accounting and reporting matters though the Merger transition on an as needed basis. Mr. Bures will be paid an hourly rate of $500 per hour and will be reimbursed for miscellaneous business and travel-related expenses, if preapproved and incurred while providing services to the Company during the term of the Consulting Agreement. The Consulting Agreement will terminate upon the earlier of (i) the completion of agreed upon services to the satisfaction of Company, or at any time upon 10 days’ written notification to Mr. Bures.

The foregoing is a summary description of the terms and conditions of the Consulting Agreement and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is included as Exhibit 10.24 to this Current Report on Form 8-K, and incorporated herein by reference.

In connection with the Merger and pursuant to the Merger Agreement, at the Effective Time, the following individuals were appointed to serve as executive officers of the Company:

Name	Age	Position
Executive Officers
Wesley H. Kaupinen	47	Chief Executive Officer, Founder, President and Director
Matthew Korenberg	49	Chief Financial Officer
Kathleen Goin	54	Chief Operating Officer
Jeffrey Martini, Ph.D.	47	Chief Scientific Officer

Compensation of Directors and Chief Financial Officer

Matthew Korenberg

Mr. Korenberg is party to an offer letter dated October 9, 2024 (the “Korenberg Offer Letter”) that provides for at-will employment and provides for an initial base salary of $475,300. Under the Korenberg Offer Letter, Mr. Korenberg is eligible to receive an annual cash incentive award opportunity under the Company’s bonus plan targeted at 40% of his base salary. Mr. Korenberg is eligible to participate in the Company’s employee benefits plans that are generally made available by the Company to its employees, subject to the eligibility requirements of those plans. On December 13, 2024, the board of directors of the Company granted to Mr. Korenberg stock options under the 2024 Plan with respect to a total of 167,100 shares of the Company’s common stock, of which 25% will vest on October 16, 2025, and the remaining 75% will vest in equal monthly tranches over the following 36 months, in each case subject to Mr. Korenberg’s continued service with the Company through the applicable vesting date. The options have an exercise price equal to the closing price of the Company’s common stock on the grant date ($13.60 per share), and will expire on the 10th anniversary of the grant date (or earlier in case of termination of service).

Mr. Korenberg is also a party to a Severance Agreement, dated as of October 9, 2024 (the “Korenberg Severance Agreement”). The Korenberg Severance Agreement provides that upon termination of employment by the Company without “cause,” the Company will provide Mr. Korenberg with three months of salary continuation. Payment of Mr. Korenberg’s severance is conditioned on (i) Mr. Kornberg’s execution of a general release of claims in favor of the Company and its affiliates; (ii) Ms. Korenberg’s continued compliance with the provisions of his Confidentiality, Assignment of Inventions, and Restrictive Covenant Agreement; and (iii) the Company being financially solvent at the time any such severance payment becomes due, and that the payment of any such severance amounts would not cause the Company to become insolvent.

Under the Korenberg Severance Agreement, “cause” generally means any of the following: (i) indictment, commission of; or the entry of a plea of guilty or no contest to, (A) a felony or (B) any crime (other than a felony) that causes the Company or its affiliates public disgrace or disrepute, or adversely affects the Company’s or its affiliates’ operations or financial performance or the relationship the Company has with its affiliates, customers and suppliers; (ii) commission of an act of gross negligence, willful misconduct, fraud, embezzlement, theft or material dishonesty with respect to the Company or any of its affiliates; (iii) a breach of Mr. Korenberg’s fiduciary duties to the Company or any of its affiliates; (iv) alcohol abuse or use of controlled substances (other than prescription drugs taken in accordance with a physician’s prescription); (v) material breach of any agreement with the Company or any of its affiliates, including this Agreement and the Confidentiality, Assignment of Inventions, and Restrictive Covenant Agreement; (vi) a material breach of any Company policy regarding employment practices; or (vii) refusal to perform or repeated failure to perform, the lawful directives of the Company, if not cured within 15 days following receipt by Mr. Korenberg from the Company of written notice thereof.

2024 Equity Incentive Plan

In connection with the Merger, the Company’s stockholders considered and approved the 2024 Plan. The 2024 Plan was previously approved, subject to stockholder approval, by the Company’s board of directors on September 12, 2024. The 2024 Plan became effective on December 11, 2024, the date the stockholders of the Company approved the 2024 Plan.

A summary of the terms of the 2024 Plan is set forth in the Proxy Statement in the section titled “Proposal No. 3—Approval of the 2024 Equity Incentive Plan” beginning on page 211, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the 2024 Plan, a copy of which is included as Exhibit 10.28 hereto, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Board adopted a new Code of Business Conduct and Ethics (the “Code of Conduct”) on December 13, 2024. The Code of Conduct superseded the Company’s existing code of business conduct and ethics previously adopted by the Board (the “Pre-MergerCode”). The Code of Conduct applies to all directors, officers, employees, contractors, consultants and agents of the Company.

The Code of Conduct is designed to deter wrongdoing and to promote fair and accurate financial reporting; compliance with applicable laws, rules and regulations including, without limitation, full, fair, accurate, timely and understandable disclosure in reports and documents the Company files with, or submits to, the SEC and in the Company’s other public communications; the prompt internal reporting of violations of the Code of Conduct as set forth in the Code of Conduct; honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; and a culture of honesty and accountability.

The newly adopted Code of Conduct did not result in any explicit or implicit waiver of any provision of the Pre-Merger Code. The foregoing description of the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is included hereto as Exhibit 14.1 and incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Merger, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement in the section titled “Proposal No. 1—Approval the Issuance of Shares of Common Stock of Pieris Pursuant to the Terms of the Merger Agreement and the Purchase Agreement for Purposes of Nasdaq Listing Rules 5635(a), (b) and (d)” beginning on page 207. Further, the information set forth under the heading “Introductory Note” above and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On December 13, 2024, the Company issued a press release announcing, among other things, the closing of the Merger and PIPE Financing. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited financial statements of Former Palvella as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 and the related notes are included in the Proxy Statement beginning on page F-70 and are incorporated herein by reference.

The unaudited condensed financial statements of Former Palvella as of September 30, 2024 and 2023 and for the nine months ended September 30, 2024 and 2023 and the related notes are included in Exhibit 99.3 to this Current Report on Form 8-K, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information of the Company as of and for the nine months ended September 30, 2024 and for the year ended December 31, 2023 is set forth on Exhibit 99.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

EXHIBIT INDEX

		Incorporated by Reference (if applicable)
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

2.1∞	Agreement and Plan of Merger dated as of July 23, 2024, by and among Pieris Pharmaceuticals, Inc., Polo Merger Sub, Inc., and Palvella Therapeutics, Inc.	8-K	001-37471	2.1	July 24, 2024

2.2	Form of Lock-Up Agreement	8-K	001-37471	10.4	July 24, 2024

3.1	Amended and Restated Articles of Incorporation	8-K	333-190728	3.1	December 18, 2014

3.2	Certificate of Designation of Series A Convertible Preferred Stock	10-Q	001-37471	3.1	August 11, 2016

3.3	Certificate of Designation of Series B Convertible Preferred Stock	8-K	001-37471	3.1	February 4, 2019

3.4	Certificate of Designation of Series C Convertible Preferred Stock	8-K	001-37471	3.1	November 4, 2019

3.5	Certificate of Designation of Series D Convertible Preferred Stock	8-K	001-37471	3.1	April 6, 2020

3.6	Certificate of Designation of Series E Convertible Preferred Stock	8-K	001-37471	3.1	May 21, 2021

3.7	Certificate of Designation of Series F Preferred Stock	8-K	001-37471	3.1	August 8, 2024

3.8	Certificate of Change to Articles of Incorporation	8-K	001-37471	3.1	April 18, 2024

3.9	Certificate of Amendment to Articles of Incorporation

3.10	Certificate of Withdrawal of the Series F Certificate of Designation

3.11	Certificate of Amendment to Articles of Incorporation

3.12	Amended and Restated Bylaws	8-K	333-190728	3.2	December 18, 2014

3.13	Amendment to the Amended and Restated Bylaws	8-K	001-37471	3.1	September 3, 2019

4.1	Form of Common Stock Certificate

4.2	Form of Pre-Funded Warrant	8-K	001-37471	4.1	July 24, 2024

10.1*	Form of Indemnification Agreement	8-K	333-190728	10.10	December 18, 2014

10.2*	2018 Employee Stock Purchase Plan	8-K	001-37471	10.2	July 26, 2018

10.3*	2023 Employee Stock Purchase Plan	10-Q	001-37471	10.2	August 10, 2023

10.4*	2014 Employee, Director and Consultant Equity Incentive Plan	8-K	333-190728	10.1	December 18, 2014

10.5*	2016 Employee, Director and Consultant Equity Incentive Plan	8-K	011-37471	10.1	July 1, 2016

10.6*	2019 Employee, Director and Consultant Equity Incentive Plan	8-K	001-37471	10.1	July 31, 2019

10.7*	2020 Employee, Director and Consultant Equity Incentive Plan	8-K	001-37471	10.1	June 29, 2020

10.8*	2020 Employee, Director and Consultant Equity Incentive Plan, as amended	8-K	001-37471	10.1	June 29, 2021

10.9*	2020 Employee, Director and Consultant Equity Incentive Plan, as amended	8-K	001-37471	10.1	June 27, 2022

10.10*	2020 Employee, Director and Consultant Equity Incentive Plan, as amended	8-K	0001-37471	10.1	June 26, 2023

10.11	Office Building Lease, dated May 18, 2018, by and between The Strafford Office Buildings and Palvella Therapeutics, Inc.	S-4	333-281459	10.16	August 9, 2024

10.12	First Amendment to Office Building Lease, dated September 30, 2020, by and between The Strafford Office Buildings and Palvella Therapeutics, Inc.	S-4	333-281459	10.17	August 9, 2024

10.13#	Development Funding and Royalties Agreement, dated December 13, 2018, by and between Ligand Pharmaceuticals, Inc. and Palvella Therapeutics, Inc.	S-4/A	333-281459	10.18	November 5, 2024

10.14	First Amendment to Development Funding and Royalties Agreement, dated May 22, 2020, by and between Ligand Pharmaceuticals, Inc. and Palvella Therapeutics, Inc.	S-4	333-281459	10.19	August 9, 2024

10.15#	Second Amendment to Development Funding and Royalties Agreement, dated November 28, 2023, by and between Ligand Pharmaceuticals, Inc. and Palvella Therapeutics, Inc.	S-4/A	333-281459	10.20	November 5, 2024

10.16*	Employment Agreement, dated May 20, 2020, by and between Wesley Kaupinen and Palvella Therapeutics, Inc.	S-4	333-281459	10.21	August 9, 2024

10.17*	Severance Agreement, dated May 22, 2020, by and between Kathleen Goin and Palvella Therapeutics, Inc.	S-4	333-281459	10.24	August 9, 2024

10.18*	Offer Letter, dated July 27, 2020, by and between Jeffrey Martini and Palvella Therapeutics, Inc.	S-4	333-281459	10.25	August 9, 2024

10.19*	Offer Letter, dated August 19, 2019, by and between Kathleen Goin and Palvella Therapeutics, Inc.	S-4	333-281459	10.26	August 9, 2019

10.20*+	Offer Letter, dated October 9, 2024, by and between Matthew Korenberg and Palvella Therapeutics, Inc.	S-4/A	333-281459	10.27	November 5, 2024

10.21*	Severance Agreement, dated October 10, 2024, by and between Matthew Korenberg and Palvella Therapeutics, Inc.	S-4/A	333-281459	10.28	November 5, 2024

10.22*+	Separation Agreement, dated December 13, 2024, between Pieris Pharmaceuticals, Inc. and Stephen A. Yoder

10.23*+	Separation Agreement, dated December 13, 2024, between Pieris Pharmaceuticals, Inc. and Thomas Bures

10.24+	Consulting Agreement, dated December 13, 2024, by and between Palvella Therapeutics, Inc. and Thomas Bures

10.25	Securities Purchase Agreement, dated as of July 23, 2024, by and among Palvella Therapeutics, Inc. (formerly Pieris Pharmaceuticals, Inc.) and certain purchasers	8-K	001-37471	10.5	July 24, 2024

10.26	Registration Rights Agreement, dated as of December 13, 2024, by and among Palvella Therapeutics, Inc. (formerly Pieris Pharmaceuticals, Inc.) and certain purchasers

10.27
Contingent Value Rights Agreement, dated as of December 13, 2024, by and among, Palvella Therapeutics, Inc. (formerly Pieris Pharmaceuticals, Inc.), Shareholder Representative Services LLC and Computershare Inc. and Computershare Trust Company, N.A.

10.28	Palvella Therapeutics, Inc. 2024 Equity Incentive Plan	8-K	001-37471	10.1	December 12, 2024

10.29	Form of Stock Option Grant Notice and Stock Option Agreement

10.30	Form of Notice of Grant of Restricted Stock Units Award

14.1	Code of Business Conduct and Ethics

21.1	List of Subsidiaries of Palvella Therapeutics, Inc.

99.1	Press release issued on December 13, 2024

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended September 30, 2024

99.3	Unaudited Condensed Financial Statements of Former Palvella as of September 30, 2024 and 2023 and for the Nine Months ended September 30, 2024 and 2023

99.4	Unaudited Pro Forma Financial Information for the Year Ended December 31, 2023 and the Nine Months Ended September 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

∞ Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

+	Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

#
Certain confidential information contained in this exhibit, marked by brackets, has been omitted pursuant to Item 601(b)(10)(iv) because the information (i) is not material and (ii) is the type of information that the Registrant both customarily and actually treats as private and confidential.

*	Indicates management contract or compensatory plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALVELLA THERAPEUTICS, INC.

Dated: December 13, 2024	/s/ Matthew Korenberg
Matthew Korenberg
Chief Financial Officer